Exhibit 10.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

PAYMENT OF THIS NOTE AND THE INDEBTEDNESS (INCLUDING INTEREST) EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION OF INDEBTEDNESS OWED TO SHAREHOLDERS (THE “SUBORDINATION AGREEMENT”) DATED SEPTEMBER 30, 2002, AMONG (1) ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. (“ISSUER”), (2) GDJ, JR. INVESTMENTS LIMITED PARTNERSHIP, AAI/GDJ, III TRUST DATED 04/21/98, AAI/SPJ TRUST DATED 04/21/98, REVOCABLE TRUST OF SUSAN PHIFER JOHNSON DATED JULY 17, 2001, (COLLECTIVELY, THE “SHAREHOLDERS”), AND (3) BANK OF AMERICA, N.A. (“SENIOR AGENT”) TO THE PAYMENT OF THE INDEBTEDNESS (INCLUDING INTEREST) FROM TIME TO TIME OWED BY ISSUER TO THE LENDERS UNDER THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF SEPTEMBER 30, 2002, BY AND AMONG ISSUER, SENIOR AGENT (AS ADMINISTRATIVE AGENT), AND SUCH LENDERS FROM TIME TO TIME THEREUNDER, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.  EACH HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS INSTRUMENT IS SUBJECT TO THE SUBORDINATION AGREEMENT DATED AS OF OCTOBER 15, 1999 AS AMENDED, MODIFIED, RESTATED AND SUPPLEMENTED FROM TIME TO TIME BY AND AMONG ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. AND ITS SUBSIDIARIES AND AFFILIATES IDENTIFIED THEREIN, BANK OF AMERICA, N.A., AND STEVE A. MCKENZIE, BRENDA B. MCKENZIE, NCAW, LLC, MCKENZIE FAMILY PARTNERSHIP, L.P., MCKENZIE FAMILY PARTNERSHIP NO. 2, L.P., J. EDWARD SCOGGINS, DARRYL M. WEAVER, DARRYL M. WEAVER IRREVOCABLE TRUST F/B/O CHILDREN OF DARRYL M. WEAVER DATED JUNE 23, 1998, SHASTA MCKENZIE LILLARD FAMILY TRUST DATED OCTOBER 30, 1997, ASHLEY ELIZABETH MCKENZIE FAMILY TRUST DATED OCTOBER 30, 1997, STEVE A. MCKENZIE, JR. FAMILY TRUST DATED OCTOBER 30, 1997, TRUST U/A STEVE A. MCKENZIE F/B/O SHASTA MCKENZIE LILLARD DATED DECEMBER 23, 1993, TRUST U/A STEVE A. MCKENZIE F/B/O STEVE A. MCKENZIE JR. DATED DECEMBER 23, 1993, AND TRUST U/A/ STEVE A. MCKENZIE F/B/O ASHLEY ELIZABETH MCKENZIE DATED DECEMBER 23, 1993, THAT, AMONG OTHER THINGS, CONTAINS PROVISIONS SUBORDINATING THE OBLIGATIONS OF ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. AND ITS SUBSIDIARIES AND AFFILIATES HEREUNDER (INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS OF THE GUARANTORS) TO THE OBLIGATIONS OF ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. AND ITS SUBSIDIARIES AND AFFILIATES TO THE SENIOR CREDITORS DEFINED IN SAID SUBORDINATION AGREEMENT AND LIMITING THE RIGHTS OF THE HOLDERS OF THIS INSTRUMENT TO RECEIVE PAYMENTS HEREUNDER AND ACCELERATE THE MATURITY HEREOF, TO WHICH PROVISIONS SUCH HOLDER, BY ACCEPTANCE HEREOF, AGREES.

No. [ ]	$[ ]
Dated: [ ]

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

13.00% Junior Unsecured Subordinated Note Due 2007

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC., a Delaware corporation (together with its successors, transferees and assigns, the “Issuer”), for value received, hereby promises to pay, subject to Section 4 below, on October 15, 2007 (the “Maturity Date”), to the order of [              ] (the “Holder”), the principal sum of [              ] ($[              ]), by wire transfer of immediately available funds to the Holder’s account (the “Bank Account”) at a bank located in the United States specified by the Holder from time to time, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay, subject to Section 4 below, interest in arrears, on the first day of January, April, July and October (unless such day is not a Business Day, in which event on the next succeeding Business Day) of each year in which this Note remains outstanding and on the Maturity Date (each such date, an “Interest Payment Date”), commencing with [              ], on the unpaid principal sum hereof outstanding, in like coin or currency, at the rates per annum set forth below, by wire transfer of immediately available funds to the Bank Account, from the most recent Interest Payment Date to which interest has been paid in full on this Note, or if no interest has been paid on this Note, from on and after [                ], until payment in full of the principal sum hereof has been made.

This Note shall bear interest, commencing on and after [                 ], at a rate per annum equal to 13.00% (the “Interest Rate”).  Interest on this Note will be calculated on the basis of a 365 day year for the actual number of days elapsed; provided, however, that the Issuer shall pay interest on overdue principal at a rate per annum equal to 18.00% (the “Overdue Rate”), and interest on overdue installments of interest, to the extent lawful, at the Overdue Rate.  Interest on this Note will be calculated on the basis of a 365 day year for the actual number of days elapsed.

This Note is one of the duly authorized notes of the Issuer referred to in Section 9.5 of the Contribution Agreement.

Section 1.                                                   Certain Terms Defined.

(a)                                         The following terms for all purposes of this Note shall have the respective meanings specified below.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of Chicago or The City of New York are authorized by law to close.

“Capital Lease Obligations” means any amount payable with respect to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which is required by GAAP to be reflected as a liability on the face of the balance sheet of the lessee thereunder.

“Common Stock” means, with respect to the Issuer, any and all shares of common stock, no par value per share, of the Issuer.

“Contribution Agreement” means the Contribution Agreement dated as of October 15, 1999, among the Issuer and the Sellers, as amended, modified or supplemented from time to time.

“Indebtedness” means for any Person without duplication: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed by such Person, (b) all indebtedness representing deferred payment of the purchase price of property or assets, except account payables or other obligations to trade creditors which have been incurred in the ordinary course of business, (c) all Capital Lease Obligations of such Person, (d) all indebtedness under guarantees, endorsements, assumptions, or other contractual obligations of such Person, including any letters of credit of such Person, or the obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed by such Person, (f) trade accounts payable more than one hundred twenty (120) days past due, (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to in clauses (a), (b), (c), (d), (e) or (f).

“Initial Shareholders” means GDJ, Jr. Investments Limited Partnership, Stewart H. Johnson, Breeden Investment Company, L.P., A. Foster Chapman, AAI/GDJ, III Trust dated 04/21/98, AAI/SPJ Trust dated 04/21/98, Brannon Investments, L.P., S.P. Johnson Irrevocable Trust Dtd. 12/13/94, Columbia Investments, L.L.C., Laurel Investment Partners, L.L.C. and Beach Wheats Limited Partnership, or any of their Affiliates.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

“Other Acceleration Event” means the acceleration of the principal amount of Indebtedness of the Issuer (other than such Indebtedness in an aggregate principal amount not in excess of $1,000,000) in advance of the stated maturity therefor, whether such acceleration is voluntary, involuntary, by declaration or otherwise or the failure to pay such Indebtedness upon the stated maturity therefor.

“Payment Default” means the failure to pay, when due (whether upon maturity, acceleration, redemption or otherwise), any principal of or interest on this Note and, other than with respect to the payment of principal, such failure shall continue for more than five days.

“Person” means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, limited liability company, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

“Sellers” means Steve A. McKenzie, Brenda B. McKenzie, NCAW, LLC, McKenzie Family Partnership, L.P., McKenzie Family Partnership No. 2, L.P., J. Edward Scoggins, Darryl M. Weaver, Darryl M. Weaver Irrevocable Trust f/b/o Children of Darryl M. Weaver dated June 23, 1998, Shasta McKenzie Lillard Family Trust dated October 30, 1997, Ashley Elizabeth McKenzie Family Trust dated October 30, 1997, Steve A. McKenzie, Jr. Family Trust dated October 30, 1997, Trust U/A Steve A. McKenzie f/b/o Shasta McKenzie Lillard dated December 23, 1993, Trust U/A Steve A. McKenzie f/b/o Steve A. McKenzie Jr. dated December 23, 1993, and Trust U/A Steve A. McKenzie f/b/o Ashley Elizabeth McKenzie dated December 23, 1993, and their respective transferees.

“Seller Notes” means, collectively, the promissory notes of Issuer, each initially dated as of October 15, 1999, and as amended, amended and restated, modified, replaced or supplemented from time to time, and each issued to a Seller, as more fully described in Section 2.3.2.2 of the Contribution Agreement.

“Senior Acceleration Event” means (1) the acceleration of at least $1,000,000 of principal amount of Senior Indebtedness in advance of the stated maturity therefor, whether such acceleration is involuntary, by declaration or otherwise or the failure to pay such Indebtedness upon the stated maturity therefor and (2) a material breach by the Issuer of any of its obligations to the Holder under the Subordination Agreement.

“Senior Indebtedness” means all Indebtedness (whether now outstanding or hereafter incurred) of the Issuer in respect of the Senior Loan Agreement and in respect of the Seller Notes, including, without limitation, all principal, interest, fees, expenses, indemnities and all other amounts payable under the Senior Loan Agreement and under the Seller Notes and any notes, security documents, guarantees or other loan documents referred to therein, and any amendments, modifications or supplements to, or any renewals, extensions, deferrals, refinancings and refundings of, any of the foregoing so long as the aggregate principal amount of such Senior Indebtedness does not exceed $261,500,000.

“Senior Lender” means, collectively, Bank of America, N.A. and the other lenders from time to time under the Senior Loan Agreement, and each of their respective successors and assigns, and any Person who replaces or refinances the Indebtedness of the Issuer incurred under the Senior Loan Agreement.

“Senior Loan Agreement” means the Amended and Restated Credit Agreement dated as of September 30, 2002, and all agreements, documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder, as such agreements and documents may be further amended, amended and restated, supplemented, consolidated or otherwise modified from time to time in accordance with the terms and provisions of the Subordination Agreement.

“Subordination Agreement” means the Subordination of Indebtedness Owed to Shareholders dated as of September 30, 2002, among the Issuer, the Senior Lender, the Holder, AAI/GDJ, III Trust dated 04/21/98, AAI/SPJ Trust dated 04/21/98 and Revocable Trust of Susan Phifer Johnson dated July 17, 2001, as such subordination agreement may be amended, amended and restated, supplemented, consolidated or otherwise modified from time to time.

(b)                                        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Bank Account	Recitals
Change of Control	3.2
Events of Default	2.1
Holder	Recitals
Interest Payment Date	Recitals
Interest Rate	Recitals
Issuer	Recitals
Overdue Rate	Recitals
Redemption Notice	3.2

Section 2.                                                   Events of Default and Remedies.

Section 2.1.                                      Event of Default Defined: Acceleration of Maturity: Waiver of Default.  In case one or more of the following events (“Events of Default”) (whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)                                         a Payment Default;

(b)                                        a Senior Acceleration Event or an Other Acceleration Event;

(c)                                        the Issuer shall permit or suffer to exist the entry of a decree or order for relief, entered by a court of competent jurisdiction, in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law relating to or affecting creditors’ rights generally now or hereafter in effect, or appointing a receiver, liquidator, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of the property of the Issuer or ordering the winding up or liquidation of the affairs of the Issuer or any such case or proceeding shall have been commenced against the Issuer seeking such a decree or order which remains unstayed and in effect or has not been dismissed for a period of 90 days; or

(d)                                        the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law relating to or affecting creditors’ rights generally now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of the property of the Issuer or the Issuer shall make any general assignment for the benefit of creditors;

then, and in each and every such case, other than an Event of Default described in clauses (a) or (b) above, the aggregate outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, shall become and be immediately due and payable without any declaration, presentment, demand, protest, notice of default, notice of acceleration or other act on the part of the Holder, all of which are hereby expressly waived.  Subject to Section 4 hereof, upon the occurrence of an Event of Default described in clauses (a) or (b), the Holder of this Note may (in addition to any other right, power or remedy permitted to the Holder by law) declare the entire aggregate outstanding principal amount of this Note due and payable and the same, together with any accrued and unpaid interest thereon, shall thereupon become forthwith due and payable, without any presentment, demand, protest, notice of default, notice of acceleration or other notices of any kind, all of which are hereby expressly waived.

Section 2.2.                                      Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.  No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Any term or provision of this Note (including this Section 2.2) to the contrary notwithstanding, the Holder shall have no right (directly or indirectly) to exercise, nor shall any Holder in fact exercise (directly or indirectly), any rights or remedies against the Issuer, any of its subsidiaries or any of their respective assets in respect of any breach hereunder or otherwise, nor shall the Holder commence (directly or indirectly) any litigation, action or other proceeding against any of the foregoing in respect of any breach hereunder or otherwise, unless (but only unless) an Event of Default has occurred and is continuing, and, in such event, the exercise of any such right or remedy shall be subject to Section 4 hereof.

Section 2.3.                                      Waiver of Past Defaults.  The Holder may waive any past Event of Default hereunder and its consequences.  In the case of any such waiver, the Issuer and the Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Note; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 3                                                       Redemption.

Section 3.1.                                      Optional Redemption.

(a)                                         So long as no default exists or would occur under or in respect of any Senior Indebtedness, the Issuer at its option may at any time redeem all, or from time to time any part of, the principal amount of this Note, without penalty or premium, at a price equal to 100% of the principal amount of this Note so redeemed, together with accrued and unpaid interest on such principal amount through the date of redemption, by giving at least five (5) days notice of such redemption to the Holder, specifying the date of redemption, the principal amount of this Note to be redeemed, the place to surrender this Note and the redemption price.

(b)                                        In the event the Issuer shall redeem this Note or any portion hereof, the Holder hereby agrees to surrender this Note for payment of the redemption price at the times and at the place and in the manner instructed by Issuer.  Upon payment of the redemption price of the portion of this Note called for redemption, interest on the principal amount of this Note so called for redemption shall cease to accrue (regardless of the failure, if any, of the Holder to surrender this Note for payment as described above), and all rights of the Holder (except the right to receive from the Issuer the redemption price) shall cease. Upon surrender in accordance with said instructions of the Issuer to the Holder of this Note (properly endorsed or assigned for transfer, if the Board of Directors of the Issuer shall so require), this Note (or portion hereof) shall be redeemed by the Issuer at the aforesaid redemption price.  In case this Note is redeemed in part, a new Note, in substantially the same form and incorporating substantially the same terms as this Note, shall be issued to the Holder representing the unredeemed portion of this Note without cost to the Holder.

Section 3.2.                                      Redemption upon Change of Control.

(a)                                         If there shall occur a Change of Control (as defined below), the Holder shall have the right, at such Holder’s option, to require the Issuer to redeem, and upon the exercise of such right the Issuer shall redeem, the aggregate principal amount of this Note outstanding as of the date of redemption, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest through the date of redemption.  For purposes of this Section 3.2, “Change of Control” means the sale, transfer or other disposition by the Initial Shareholders, in a single transaction or a series of transactions, of more than 25% of the Common Stock that is issued and outstanding on the date of this Note to another Person or Persons.

(b)                                        On or before the tenth day after the occurrence of a Change of Control, the Issuer shall send the Holder a written notice (a “Redemption Notice”) advising such Holder of its rights hereunder and specifying the date, not less than 20 nor more than 60 days after the date such notice is delivered to such Holder, on which the Issuer proposes to redeem this Note if the Holder requests redemption pursuant to this Section 3.2(b); provided that no failure of the Issuer to give such notice shall limit the rights of the Holder hereunder.  If the Holder wishes to exercise its rights hereunder it shall deliver to the Issuer, on or before the fifteenth day after receipt of the Redemption Notice, written notice (which shall be irrevocable) of such Holder’s exercise of such right, which notice shall set forth the name of the Holder and the aggregate principal amount of this Note held by such Holder as to which an election to exercise its rights hereunder is being made.

(c)                                        From and after the prepayment date set forth in the Redemption Notice (unless an Event of Default shall be made by the Issuer in providing money for the prepayment of this Note or a portion thereof), interest on this Note, if the Holder elected to have this Note (or a portion thereof) redeemed as set forth in the foregoing paragraph (b), shall cease to accrue, and all rights of the Holder with respect to this Note (except the right to receive from the Issuer such redemption price) shall cease.  Upon surrender in accordance with said notice of the certificate for this Note so required to be redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Issuer shall so require and the Redemption Notice shall so state), this Note (or a portion thereof) shall be redeemed by the Issuer in the amount required by Section 3.2(a).

Section 4.                                                   Subordination.  The Issuer covenants and agrees and the Holder, by its acceptance hereof likewise covenants and agrees, in each case notwithstanding any other provisions of this Note or any other agreement, document or instrument (it being the express agreement of such Holder that the provisions of this Section 4 and thereby the provisions of the Subordination Agreement shall govern in the event of any conflicting terms or provisions herein or otherwise), that this Note shall be issued subject to the provisions of the Subordination Agreement; and the Person holding this Note, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the payment of the principal of, interest on or any other amounts or obligations (monetary or otherwise) on, under or in respect of this Note by or on behalf of the Issuer shall, to the extent and in the manner set forth in the Subordination Agreement, be subordinated and junior in right of payment, to the prior payment in full in cash of all Senior Indebtedness.

Section 5.                                                   Miscellaneous.

Section 5.1.                                      Modification of Notes.  This Note may be modified with the written consent of the Issuer and the Holder.  The Holder may waive compliance by the Issuer of any provision of this Note.

Section 5.2.                                      No Defense or Set-Off. The obligation of the Issuer to make the payments pursuant to this Note shall be absolute and unconditional without defense, counterclaim, set-off or reduction for any reason, it being the intention of the Issuer and the Holder that the payments required by this Note will be paid in full when due without any delay or diminution whatsoever.

Section 5.3.                                      Miscellaneous.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of South Carolina applicable to contracts made and to be performed therein and without regard to such State’s conflict of law provisions; the rights and remedies of the parties hereunder shall be determined in accordance with the laws of South

Carolina.  The Issuer and the Holder acknowledge that the provisions of this Section 5.3 are just, fair and reasonable to the parties and the parties’ respective agents, employees and representatives.  The Issuer and the Holder further acknowledge that such provisions represent terms which have been bargained for in the course of the parties’ discussions and negotiations leading to the agreement, and that the bargaining power of the Issuer and the Holder is approximately equal in the matters set forth in this agreement.  The Issuer hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and consents to extensions of the time of payment, or forbearance or other indulgence without notice. The Holder by acceptance of this Note agrees to be bound by the provisions of this Note and the Subordination Agreement.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.4.                                      Transfer.  This Note is registered on the books of the Issuer and is transferable only upon the prior written consent of Issuer (which consent may not be unreasonably withheld) and only by surrender thereof at the principal office of Issuer duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Note or its attorney duly authorized in writing.  Any such transferee shall be deemed a Holder hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of this [       ] day of [                  ], [      ].

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:

Its: